Exhibit 99.1

Bank of Hawaii Corporation 2012 Financial Results

•           2012 Diluted Earnings Per Share $3.67

•           2012 Net Income $166.1 Million

•           Diluted Earnings Per Share for the Fourth Quarter of 2012 $0.90

•           Net Income for the Fourth Quarter of 2012 $40.3 Million

•           Board of Directors Declares Dividend of $0.45 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (January 30, 2013) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.90 for the fourth quarter of 2012, down from $0.92 per share in the previous quarter, and up from $0.85 per share in the same quarter last year.  Net income for the fourth quarter of 2012 was $40.3 million, compared to net income of $41.2 million in the third quarter of 2012 and $39.2 million in the same quarter last year.

Loan and lease balances were $5.9 billion at December 31, 2012, up 5.7 percent compared with December 31, 2011.  Deposit growth remained strong during the quarter, increasing 8.8 percent to $11.5 billion at December 31, 2012.  The allowance for loan and lease losses decreased by $2.1 million from the third quarter to $128.9 million at December 31, 2012 and represents 2.20 percent of outstanding loans and leases.

“We are very pleased with the continued stability and strength of our earnings,” said Peter S. Ho, Chairman, President, and CEO.  “During the quarter loan balances increased across most categories and deposits continued to grow.  Credit quality remained solid, our balance sheet and capital ratios are strong, and we maintained our focus on disciplined expense management.”

The return on average assets for the fourth quarter of 2012 was 1.19 percent, compared with 1.22 percent in the previous quarter and 1.17 percent in the same quarter last year.  The return on average equity for the fourth quarter of 2012 was 15.47 percent, compared with 16.02 percent in the previous quarter and 15.23 percent in the same quarter last year.  The return on average assets for the full year of 2012 was 1.22 percent, unchanged from 2011.  The return on average equity for the full year of 2012 was 16.23 percent, an increase from the return on average equity of 15.69 percent in 2011.

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Bank of Hawaii Corporation 2012 Financial Results	Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the fourth quarter of 2012 was $92.7 million, down $3.5 million from net interest income of $96.2 million in the third quarter of 2012 and down $4.5 million from net interest income of $97.2 million in the fourth quarter last year.  Net interest income, on a taxable-equivalent basis, for the full year of 2012 was $386.7 million, a decrease of $5.6 million from net interest income of $392.3 million in 2011.  Analyses of changes in net interest income are included in Tables 8a, 8b and 8c.

The net interest margin was 2.87 percent for the fourth quarter of 2012, an 11 basis point decrease from the previous quarter and a 17 basis point decrease from the same quarter last year. The net interest margin for the full year of 2012 was 2.97 percent, a 16 basis point decrease from 3.13 percent in 2011.  The reduction in the net interest margin was largely the result of lower interest rates which resulted in decreased yields on loans and investments.

During the fourth and third quarters of 2012, the Company did not record a provision for credit losses.  Net loans and leases charged-off were $2.1 million in the fourth quarter of 2012 and $1.5 million in the third quarter of 2012.  During the fourth quarter of 2011 the provision for credit losses was $2.2 million, or $4.8 million less than net charge-offs.  The provision for credit losses for the full year of 2012 was $1.0 million compared with $12.7 million in 2011.

Noninterest income was $53.0 million for the fourth quarter of 2012, up $0.6 million or 1.2 percent compared with noninterest income of $52.4 million in the third quarter of 2012 and up $9.6 million or 22.1 percent compared with noninterest income of $43.4 million in the fourth quarter of 2011.  The increase compared with the prior year quarter was largely due to strong mortgage banking revenue of $11.3 million during the fourth quarter of 2012 compared with $3.4 million in the fourth quarter last year.  Noninterest income for the full year of 2012 was $200.3 million compared with noninterest income of $197.7 million in 2011.

Noninterest expense was $83.5 million in the fourth quarter of 2012, down $1.4 million or 1.7 percent from noninterest expense of $84.9 million in the third quarter of 2012, and down $0.9 million or 1.1 percent from noninterest expenses of $84.4 million in the fourth quarter of 2011.  Noninterest expense in the fourth quarter of 2012 included total charges of $1.5 million related to the Company’s previously announced plans to close two branches in American Samoa.  Noninterest expense in the third quarter of 2012 included an increase in profit sharing and incentive accruals of $1.0 million, $1.0 million related to the launch of a new consumer credit card product, and $1.0 million in separation expense. There were no significant noninterest expense items in the fourth quarter of 2011.  Noninterest expense for the full year of 2012 was $334.3 million, down $13.9 million from noninterest expense of $348.2 million in 2011.  Results for 2011 included a second quarter litigation settlement of $9.0 million.

The efficiency ratio for the fourth quarter of 2012 was 58.24 percent compared with 58.13 percent in the previous quarter and 60.42 percent in the same quarter last year.  The efficiency ratio for the full year of 2012 was 57.88 percent compared with 59.23 percent during the full year of 2011.

The effective tax rate for the fourth quarter of 2012 was 32.67 percent compared with 32.55 percent in the previous quarter and 26.06 percent in the same quarter last year.  The effective tax rate for the full year of 2012 was 31.46 percent compared with 29.49 percent for the full year of 2011.  The effective tax rate for the fourth quarter of 2011 was favorably impacted by the release of tax reserves determined during the quarter.

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Bank of Hawaii Corporation 2012 Financial Results	Page 3

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s overall asset quality in the fourth quarter of 2012 reflects the improving Hawaii economy.  Total non-performing assets decreased to $37.1 million at December 31, 2012 compared with $40.3 million at September 30, 2012 and $40.8 million at December 31, 2011.  As a percentage of total loans and leases, including foreclosed real estate; non-performing assets were 0.63 percent at the end of the fourth quarter of 2012, down from 0.70 percent as of the end of the third quarter and 0.74 percent at the end of the fourth quarter last year.

Accruing loans and leases past due 90 days or more were $10.4 million at December 31, 2012, up from $7.5 million at September 30, 2012 and $9.2 million at December 30, 2011.  The increase in accruing loan and leases past due compared with the prior quarter is in residential mortgages and are three loans that are expected to return to current status.  Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $31.8 million at December 31, 2012, up slightly from $31.4 million at September 30, 2012, and down from $33.7 million at December 31, 2011.   Restructured loans are primarily comprised of residential mortgage loans with lowered monthly payments to accommodate the borrowers’ financial needs for a period of time.  More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

Net charge-offs during the fourth quarter of 2012 were $2.1 million or 0.15 percent annualized of total average loans and leases outstanding.  Loan and lease charge-offs of $5.4 million during the quarter were partially offset by recoveries of $3.3 million.  Net charge-offs during the third quarter of 2012 were $1.5 million or 0.10 percent annualized, and were comprised of charge-offs of $5.0 million and recoveries of $3.5 million.  Net charge-offs during the fourth quarter of 2011 were $7.0 million, or 0.51 percent annualized, and were comprised of charge-offs of $9.6 million and recoveries of $2.6 million.  Net charge-offs for the full year of 2012 were $10.7 million, or 0.19 percent of total average loans and leases, down from $21.4 million, or 0.40 percent of total average loans and leases in 2011.

The allowance for loan and lease losses was $128.9 million at December 31, 2012, down $2.1 million from the allowance for loan and lease losses of $131.0 million at September 30, 2012 and down $9.7 million from the allowance for loan and lease losses of $138.6 million at December 31, 2011.  The ratio of the allowance for loan and lease losses to total loans and leases was 2.20 percent at December 31, 2012, a decrease of 7 basis points from the previous quarter and 30 basis points from the same quarter last year.  The reserve for unfunded commitments at December 31, 2012 was unchanged from September 30, 2012 and remained at $5.4 million.  Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets increased to $13.73 billion at December 31, 2012, up $345.9 million from total assets of $13.38 billion at September 30, 2012, and down $118.0 million from total assets of $13.85 billion at December 31, 2011.  Average total assets were $13.52 billion during the fourth quarter of 2012, up $25.7 million from average total assets of $13.49 billion during the third quarter of 2012, and up $158.9 million from average total assets of $13.36 billion during the fourth quarter of 2011.

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Bank of Hawaii Corporation 2012 Financial Results	Page 4

Total loans and leases grew to $5.85 billion at December 31, 2012, up $72.2 million or 1.2 percent from total loans and leases of $5.78 billion at the end of the previous quarter, and up $316.2 million or 5.7 percent from total loans and leases of $5.54 billion at December 31, 2011.  Average total loans and leases were $5.80 billion during the fourth quarter of 2012, up from $5.72 billion during the previous quarter, and up from $5.42 billion during the same quarter last year.  Loan and lease portfolio balances, including the higher risk loans outstanding, are summarized in Table 10.

Deposit generation continued to remain strong during the fourth quarter of 2012, increasing to $11.53 billion at December 31, 2012, up $308.9 million or 2.8 percent from total deposits of $11.22 billion at September 30, 2012, and up $936.9 million or 8.8 percent from total deposits of $10.59 billion at December 31, 2011.  Securities sold under agreements to repurchase were $758.9 million at December 31, 2012, down $59.1 million from $818.1 million at September 30, 2012, and down $1.17 billion from $1.93 billion at December 31, 2011.  Average total deposits were $11.38 billion in the fourth quarter of 2012, higher than average deposits of $11.30 billion during the previous quarter, and up from average deposits of $10.16 billion during the same quarter last year.  Deposit balances are summarized in Tables 7a, 7b, and 10.

Long-term debt was $128.1 million at December 31, 2012, up from $28.1 million at September 30, 2012 and $30.7 million at December 31, 2011.  The increase in long-term debt was primarily for asset/liability management purposes.

As a result of the strong deposit growth, which exceeded loan growth during the fourth quarter, the investment portfolio increased to $6.96 billion at December 31, 2012, compared to $6.60 billion at September 30, 2012, and was down slightly from $7.11 billion at December 31, 2011.  The investment portfolio remains largely comprised of securities issued by U. S. government agencies.

During the fourth quarter of 2012, the Company repurchased 339.0 thousand shares of common stock at a total cost of $14.9 million under its share repurchase program.  The average cost was $44.06 per share repurchased.  From January 2 through January 25, 2013, the Company repurchased an additional 34.0 thousand shares of common stock at an average cost of $46.60 per share repurchased.  From the beginning of the share repurchase program initiated during July 2001 through December 31, 2012, the Company has repurchased 50.3 million shares and returned over $1.8 billion to shareholders at an average cost of $36.34 per share.  Remaining buyback authority under the share repurchase program was $67.9 million at January 25, 2013.

Total shareholders’ equity was $1.02 billion at December 31, 2012, down slightly from September 30, 2012, and up from $1.00 billion at December 31, 2011.  The ratio of tangible common equity to risk-weighted assets was 17.24 percent at December 31, 2012 compared with 17.43 percent at September 30, 2012 and 17.93 percent at December 31, 2011.  The Tier 1 leverage ratio at December 31, 2012 was 6.83 percent, up from 6.78 percent at September 30, 2012 and 6.73 percent at December 31, 2011.

The Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares.  The dividend will be payable on March 14, 2013 to shareholders of record at the close of business on February 28, 2013.

Hawaii Economy

Hawaii’s economy continued to improve during the fourth quarter of 2012 primarily due to a strong visitor industry.  A record 8.0 million total visitors arrived in Hawaii during 2012, up 9.6 percent compared with 2011, and exceeding the previous high of 7.6 million visitors during 2006.  Total visitor spending reached a record high of $14.3 billion in 2012, up 18.7 percent compared with 2011, and was

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Bank of Hawaii Corporation 2012 Financial Results	Page 5

largely due to strong spending by international visitors.  The statewide seasonally-adjusted unemployment rate continued to decline during the fourth quarter of 2012 to 5.2% in December compared with 7.8% nationally.  Median sales prices for single-family homes and condominiums as well as closed sales on Oahu increased during 2012 compared with the prior year.  Months of inventory at December 31, 2012 for single-family homes on Oahu declined to 2.5 and 3.0 for condominiums.  More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its 2012 financial results today at 8:00 a.m. Hawaii Time (1:00 p.m. Eastern Time).  The call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number for participants in the United States is 800-299-9086.  International participants should call 617-786-2903.  Use the pass code “Bank of Hawaii” to access the call.  A replay of the conference call will be available for one week beginning Wednesday, January 30, 2013 by calling 888-286-8010 in the United States or 617-801-6888 internationally and entering the number 46643910 when prompted.  A replay will also be available via the Investor Relations link of the Company’s web site.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain “forward-looking statements”, such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors.  More information about these factors is contained in Bank of Hawaii Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the U.S. Securities and Exchange Commission.  We do not promise to update forward-looking statements to reflect later events or circumstances

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa, and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries

Financial Highlights	Table 1a

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2012	2012	2011	2012	2011
For the Period:
Operating Results
Net Interest Income	$90,310	$93,632	$96,246	$377,271	$390,208
Provision for Credit Losses	-	-	2,219	979	12,690
Total Noninterest Income	52,982	52,374	43,407	200,286	197,655
Total Noninterest Expense	83,456	84,878	84,382	334,288	348,193
Net Income	40,287	41,232	39,229	166,076	160,043
Basic Earnings Per Share	0.90	0.92	0.85	3.68	3.40
Diluted Earnings Per Share	0.90	0.92	0.85	3.67	3.39
Dividends Declared Per Share	0.45	0.45	0.45	1.80	1.80

Performance Ratios
Return on Average Assets	1.19%	1.22%	1.17%	1.22%	1.22%
Return on Average Shareholders’ Equity	15.47	16.02	15.23	16.23	15.69
Efficiency Ratio [1]	58.24	58.13	60.42	57.88	59.23
Net Interest Margin [2]	2.87	2.98	3.04	2.97	3.13
Dividend Payout Ratio [3]	50.00	48.91	52.94	48.91	52.94
Average Shareholders’ Equity to Average Assets	7.67	7.59	7.65	7.52	7.78

Average Balances
Average Loans and Leases	$5,798,057	$5,716,421	$5,420,352	$5,680,279	$5,349,938
Average Assets	13,516,519	13,490,835	13,357,646	13,609,188	13,105,029
Average Deposits	11,376,875	11,301,668	10,160,392	10,935,016	9,924,697
Average Shareholders’ Equity	1,036,223	1,023,804	1,022,012	1,023,256	1,020,065

Per Share of Common Stock
Book Value	$22.83	$22.77	$21.82	$22.83	$21.82
Market Price
Closing	44.05	45.62	44.49	44.05	44.49
High	46.38	48.92	45.13	49.99	49.26
Low	41.41	45.29	34.50	41.41	34.50

			December 31,	September 30,	December 31,
			2012	2012	2011
As of Period End:
Balance Sheet Totals
Loans and Leases			$5,854,521	$5,782,304	$5,538,304
Total Assets			13,728,372	13,382,425	13,846,391
Total Deposits			11,529,482	11,220,547	10,592,623
Long-Term Debt			128,055	28,065	30,696
Total Shareholders’ Equity			1,021,665	1,024,562	1,002,667

Asset Quality
Allowance for Loan and Lease Losses			$128,857	$130,971	$138,606
Non-Performing Assets			37,083	40,284	40,790

Financial Ratios
Allowance to Loans and Leases Outstanding			2.20%	2.27%	2.50%
Tier 1 Capital Ratio			16.13	16.12	16.68
Total Capital Ratio			17.39	17.39	17.95
Tier 1 Leverage Ratio			6.83	6.78	6.73
Total Shareholders’ Equity to Total Assets			7.44	7.66	7.24
Tangible Common Equity to Tangible Assets [4]			7.23	7.44	7.03
Tangible Common Equity to Risk-Weighted Assets [4]			17.24	17.43	17.93

Non-Financial Data
Full-Time Equivalent Employees			2,276	2,304	2,370
Branches and Offices			76	77	81
ATMs			494	495	506

1  Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).

2  Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

3  Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.

4 Tangible common equity, a non-GAAP financial measure, is defined by the Company as shareholders’ equity minus goodwill and intangible assets.  Intangible assets are included as a component of other assets in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries

Reconciliation of Non-GAAP Financial Measures	Table 1b

	December 31,	September 30,	December 31,

(dollars in thousands)	2012	2012	2011

Total Shareholders’ Equity	$1,021,665	$1,024,562	$1,002,667
Less: Goodwill	31,517	31,517	31,517
Intangible Assets	33	46	83
Tangible Common Equity	$990,115	$992,999	$971,067

Total Assets	$13,728,372	$13,382,425	$13,846,391
Less: Goodwill	31,517	31,517	31,517
Intangible Assets	33	46	83
Tangible Assets	$13,696,822	$13,350,862	$13,814,791

Risk-Weighted Assets, determined in accordance with prescribed
regulatory requirements	$5,744,722	$5,697,581	$5,414,481

Total Shareholders’ Equity to Total Assets	7.44%	7.66%	7.24%
Tangible Common Equity to Tangible Assets (Non-GAAP)	7.23%	7.44%	7.03%

Tier 1 Capital Ratio	16.13%	16.12%	16.68%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)	17.24%	17.43%	17.93%

Bank of Hawaii Corporation and Subsidiaries

Net Significant Income (Expense) Items	Table 2

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2012	2012	2011	2012	2011
Investment Securities Gains, Net	$-	$-	$-	$-	$6,366
Gain on Mutual Fund Sale	-	-	-	-	1,956
Gains (Losses) on Disposal of Leased Equipment	-	-	-	2,473	-
Decrease in Allowance for Loan and Lease Losses	2,114	1,472	4,804	9,749	8,752
Planned Branch Closures in American Samoa	(1,465)	-	-	(1,465)	-
Bank of Hawaii Charitable Foundation	-	-	-	-	(2,000)
PC Refresh	-	-	-	(1,163)	-
Settlement Related to Overdraft Claims	-	-	-	-	(9,000)
Significant Income (Expense) Items Before the Provision (Benefit) for Income Taxes	649	1,472	4,804	9,594	6,074
Income Taxes Impact Related to Lease Transactions	-	-	-	(3,083)	-
Income Tax Impact	227	515	1,681	2,492	2,126
Net Significant Income (Expense) Items	$422	$957	$3,123	$10,185	$3,948

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income	Table 3

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2012	2012	2011	2012	2011
Interest Income
Interest and Fees on Loans and Leases	$64,627	$64,668	$64,760	$257,896	$262,239
Income on Investment Securities
Available-for-Sale	15,349	15,922	19,107	65,972	103,363
Held-to-Maturity	20,253	23,232	23,608	94,952	72,138
Deposits	3	3	2	9	8
Funds Sold	180	105	120	533	828
Other	283	283	280	1,127	1,117
Total Interest Income	100,695	104,213	107,877	420,489	439,693
Interest Expense
Deposits	2,753	2,931	3,736	12,376	18,321
Securities Sold Under Agreements to Repurchase	7,158	7,185	7,392	28,897	29,171
Funds Purchased	4	7	5	21	20
Long-Term Debt	470	458	498	1,924	1,973
Total Interest Expense	10,385	10,581	11,631	43,218	49,485
Net Interest Income	90,310	93,632	96,246	377,271	390,208
Provision for Credit Losses	-	-	2,219	979	12,690
Net Interest Income After Provision for Credit Losses	90,310	93,632	94,027	376,292	377,518
Noninterest Income
Trust and Asset Management	12,066	11,050	11,025	45,229	45,046
Mortgage Banking	11,268	11,745	3,401	35,644	14,664
Service Charges on Deposit Accounts	9,459	9,346	9,606	37,621	38,733
Fees, Exchange, and Other Service Charges	12,333	11,907	12,401	48,965	60,227
Investment Securities Gains (Losses), Net	-	13	282	(77)	6,366
Insurance	2,550	2,326	2,312	9,553	10,957
Other	5,306	5,987	4,380	23,351	21,662
Total Noninterest Income	52,982	52,374	43,407	200,286	197,655
Noninterest Expense
Salaries and Benefits	46,116	47,231	44,927	184,408	182,816
Net Occupancy	11,867	10,524	11,253	42,965	43,169
Net Equipment	4,705	4,523	4,748	19,723	18,849
Professional Fees	2,611	2,494	1,926	9,623	8,623
FDIC Insurance	1,892	1,822	2,027	7,873	9,346
Other	16,265	18,284	19,501	69,696	85,390
Total Noninterest Expense	83,456	84,878	84,382	334,288	348,193
Income Before Provision for Income Taxes	59,836	61,128	53,052	242,290	226,980
Provision for Income Taxes	19,549	19,896	13,823	76,214	66,937
Net Income	$40,287	$41,232	$39,229	$166,076	$160,043
Basic Earnings Per Share	$0.90	$0.92	$0.85	$3.68	$3.40
Diluted Earnings Per Share	$0.90	$0.92	$0.85	$3.67	$3.39
Dividends Declared Per Share	$0.45	$0.45	$0.45	$1.80	$1.80
Basic Weighted Average Shares	44,623,823	44,913,348	46,195,147	45,115,441	47,064,925
Diluted Weighted Average Shares	44,740,109	45,050,638	46,324,734	45,249,300	47,224,981

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income	Table 4

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2012	2012	2011	2012	2011
Net Income	$40,287	$41,232	$39,229	$166,076	$160,043
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	(9,858)	9,770	(1,965)	(3,155)	16,411
Defined Benefit Plans	(3,358)	152	(9,526)	(2,900)	(8,113)
Other Comprehensive Income (Loss)	(13,216)	9,922	(11,491)	(6,055)	8,298
Comprehensive Income	$27,071	$51,154	$27,738	$160,021	$168,341

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition	Table 5

	December 31,	September 30,	December 31,
(dollars in thousands)	2012	2012	2011
Assets
Interest-Bearing Deposits	$3,393	$4,673	$3,036
Funds Sold	185,682	251,664	512,384
Investment Securities
Available-for-Sale	3,367,557	3,124,209	3,451,885
Held to Maturity (Fair Value of $3,687,676; $3,587,997; and $3,754,206)	3,595,065	3,475,259	3,657,796
Loans Held for Sale	21,374	25,971	18,957
Loans and Leases	5,854,521	5,782,304	5,538,304
Allowance for Loan and Lease Losses	(128,857)	(130,971)	(138,606)
Net Loans and Leases	5,725,664	5,651,333	5,399,698
Total Earning Assets	12,898,735	12,533,109	13,043,756
Cash and Noninterest-Bearing Deposits	163,786	153,599	154,489
Premises and Equipment	105,005	107,144	103,550
Customers’ Acceptances	173	242	476
Accrued Interest Receivable	43,077	47,192	43,510
Foreclosed Real Estate	3,887	3,067	3,042
Mortgage Servicing Rights	25,240	23,980	24,279
Goodwill	31,517	31,517	31,517
Other Assets	456,952	482,575	441,772
Total Assets	$13,728,372	$13,382,425	$13,846,391

Liabilities
Deposits
Noninterest-Bearing Demand	$3,367,185	$2,985,561	$2,850,923
Interest-Bearing Demand	2,163,473	2,034,319	2,005,983
Savings	4,399,316	4,480,733	4,398,638
Time	1,599,508	1,719,934	1,337,079
Total Deposits	11,529,482	11,220,547	10,592,623
Funds Purchased	11,296	10,942	10,791
Securities Sold Under Agreements to Repurchase	758,947	818,080	1,925,998
Long-Term Debt	128,055	28,065	30,696
Banker’s Acceptances	173	242	476
Retirement Benefits Payable	47,658	41,872	46,949
Accrued Interest Payable	4,776	5,997	5,330
Taxes Payable and Deferred Taxes	88,014	94,369	95,840
Other Liabilities	138,306	137,749	135,021
Total Liabilities	12,706,707	12,357,863	12,843,724
Shareholders’ Equity
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: December 31, 2012 - 57,319,352 / 44,754,835; September 30, 2012 - 57,315,093 / 45,004,813; and December 31, 2011 - 57,134,470 / 45,947,116)	571	571	571
Capital Surplus	515,619	513,758	507,558
Accumulated Other Comprehensive Income	29,208	42,424	35,263
Retained Earnings	1,084,477	1,065,245	1,003,938
Treasury Stock, at Cost (Shares: December 31, 2012 - 12,564,517; September 30, 2012 - 12,310,280; and December 31, 2011 - 11,187,354)	(608,210)	(597,436)	(544,663)
Total Shareholders’ Equity	1,021,665	1,024,562	1,002,667
Total Liabilities and Shareholders’ Equity	$13,728,372	$13,382,425	$13,846,391

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Shareholders’ Equity	Table 6

				Accum.
				Other
				Compre-
	Common Shares	Common	Capital	hensive	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	Income	Earnings	Stock	Total
Balance as of December 31, 2010	48,097,672	$570	$500,888	$26,965	$932,629	$(449,919)	$1,011,133
Net Income	-	-	-	-	160,043	-	160,043
Other Comprehensive Income	-	-	-	8,298	-	-	8,298
Share-Based Compensation	-	-	6,216	-	-	-	6,216
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	389,470	1	454	-	(3,843)	16,800	13,412
Common Stock Repurchased	(2,540,026)	-	-	-	-	(111,544)	(111,544)
Cash Dividends Paid ($1.80 per share)	-	-	-	-	(84,891)	-	(84,891)
Balance as of December 31, 2011	45,947,116	$571	$507,558	$35,263	$1,003,938	$(544,663)	$1,002,667

Net Income	-	-	-	-	166,076	-	166,076
Other Comprehensive Loss	-	-	-	(6,055)	-	-	(6,055)
Share-Based Compensation	-	-	7,537	-	-	-	7,537
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	565,956	-	524	-	(3,892)	17,897	14,529
Common Stock Repurchased	(1,758,237)	-	-	-	-	(81,444)	(81,444)
Cash Dividends Paid ($1.80 per share)	-	-	-	-	(81,645)	-	(81,645)
Balance as of December 31, 2012	44,754,835	$571	$515,619	$29,208	$1,084,477	$(608,210)	$1,021,665

Bank of Hawaii Corporation and Subsidiaries

Average Balances and Interest Rates - Taxable-Equivalent Basis	Table 7a

	Three Months Ended			Three Months Ended			Three Months Ended

	December 31, 2012			September 30, 2012			December 31, 2011
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/

(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$4.4	$-	0.29%	$4.0	$-	0.33%	$3.9	$-	0.23%
Funds Sold	332.1	0.2	0.21	221.5	0.1	0.19	239.0	0.1	0.20
Investment Securities
Available-for-Sale	3,277.2	17.6	2.15	3,247.8	18.3	2.26	3,763.7	19.9	2.12
Held-to-Maturity	3,406.3	20.3	2.38	3,617.3	23.2	2.57	3,259.8	23.6	2.90
Loans Held for Sale	18.9	0.2	4.36	15.8	0.2	4.32	14.7	0.2	4.73
Loans and Leases [1]
Commercial and Industrial	811.3	7.8	3.84	797.2	7.7	3.86	798.3	8.0	3.99
Commercial Mortgage	1,063.6	11.2	4.18	993.2	10.8	4.32	929.0	10.9	4.66
Construction	104.5	1.2	4.77	100.1	1.3	4.97	85.7	1.1	4.84
Commercial Lease Financing	275.9	1.7	2.46	278.5	1.7	2.42	311.0	2.1	2.68
Residential Mortgage	2,369.5	27.5	4.64	2,391.8	28.1	4.70	2,163.1	27.3	5.05
Home Equity	771.3	8.1	4.18	770.2	8.3	4.28	778.1	9.0	4.57
Automobile	205.6	3.0	5.73	194.9	2.9	5.90	190.7	3.1	6.40
Other [2]	196.4	4.0	8.15	190.5	3.9	8.09	164.5	3.2	7.76
Total Loans and Leases	5,798.1	64.5	4.44	5,716.4	64.7	4.51	5,420.4	64.7	4.75
Other	79.5	0.3	1.43	80.1	0.3	1.41	79.9	0.3	1.40
Total Earning Assets [3]	12,916.5	103.1	3.19	12,902.9	106.8	3.30	12,781.4	108.8	3.40
Cash and Noninterest-Bearing Deposits	144.8			134.9			142.2
Other Assets	455.2			453.0			434.0
Total Assets	$13,516.5			$13,490.8			$13,357.6

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	2,011.2	0.1	0.03	1,968.8	0.1	0.03	1,799.9	0.1	0.03
Savings	4,451.4	1.0	0.09	4,456.2	1.0	0.09	4,447.8	1.4	0.13
Time	1,755.6	1.6	0.36	1,823.2	1.8	0.38	1,145.4	2.2	0.76
Total Interest-Bearing Deposits	8,218.2	2.7	0.13	8,248.2	2.9	0.14	7,393.1	3.7	0.20
Short-Term Borrowings	11.0	-	0.14	18.5	-	0.15	20.4	-	0.08
Securities Sold Under Agreements to Repurchase	776.8	7.2	3.61	853.0	7.2	3.30	1,848.9	7.4	1.57
Long-Term Debt	36.7	0.5	5.12	28.0	0.5	6.52	30.7	0.5	6.49
Total Interest-Bearing Liabilities	9,042.7	10.4	0.45	9,147.7	10.6	0.46	9,293.1	11.6	0.49
Net Interest Income		$92.7			$96.2			$97.2
Interest Rate Spread			2.74%			2.84%			2.91%
Net Interest Margin			2.87%			2.98%			3.04%
Noninterest-Bearing Demand Deposits	3,158.7			3,053.5			2,767.3
Other Liabilities	278.9			265.8			275.2
Shareholders’ Equity	1,036.2			1,023.8			1,022.0
Total Liabilities and Shareholders’ Equity	$13,516.5			$13,490.8			$13,357.6

1   Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.

2   Comprised of other consumer revolving credit, installment, and consumer lease financing.

3   Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $2,394,000, $2,529,000 and $938,000 for the three months ended December 31, 2012, September 30, 2012, and December 31, 2011, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b

	Year Ended			Year Ended
	December 31, 2012			December 31, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$3.7	$-	0.26%	$4.2	$-	0.19%
Funds Sold	263.5	0.5	0.20	380.2	0.8	0.22
Investment Securities
Available-for-Sale	3,346.3	75.0	2.24	4,439.8	105.4	2.37
Held-to-Maturity	3,636.7	95.0	2.61	2,279.6	72.2	3.16
Loans Held for Sale	14.7	0.6	4.29	11.0	0.5	4.54
Loans and Leases [1]
Commercial and Industrial	800.2	31.3	3.91	790.6	31.8	4.02
Commercial Mortgage	988.2	42.9	4.34	887.1	42.8	4.82
Construction	101.9	5.1	5.04	80.1	4.0	5.06
Commercial Lease Financing	283.3	6.8	2.39	322.1	8.7	2.71
Residential Mortgage	2,349.6	111.3	4.74	2,126.9	111.5	5.24
Home Equity	773.2	33.4	4.31	784.9	37.4	4.76
Automobile	196.8	11.7	5.96	194.4	13.2	6.78
Other [2]	187.1	15.2	8.11	163.8	12.4	7.57
Total Loans and Leases	5,680.3	257.7	4.54	5,349.9	261.8	4.89
Other	79.9	1.1	1.41	79.9	1.1	1.40
Total Earning Assets [3]	13,025.1	429.9	3.30	12,544.6	441.8	3.52
Cash and Noninterest-Bearing Deposits	137.2			135.3
Other Assets	446.9			425.1
Total Assets	$13,609.2			$13,105.0

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	1,938.6	0.5	0.03	1,786.7	0.7	0.04
Savings	4,447.8	4.5	0.10	4,501.0	7.3	0.16
Time	1,524.6	7.4	0.48	1,067.8	10.3	0.96
Total Interest-Bearing Deposits	7,911.0	12.4	0.16	7,355.5	18.3	0.25
Short-Term Borrowings	15.1	-	0.14	18.2	-	0.11
Securities Sold Under Agreements to Repurchase	1,335.7	28.9	2.16	1,845.8	29.2	1.58
Long-Term Debt	31.5	1.9	6.10	31.6	2.0	6.23
Total Interest-Bearing Liabilities	9,293.3	43.2	0.47	9,251.1	49.5	0.53
Net Interest Income		$386.7			$392.3
Interest Rate Spread			2.83%			2.99%
Net Interest Margin			2.97%			3.13%
Noninterest-Bearing Demand Deposits	3,024.0			2,569.2
Other Liabilities	268.6			264.6
Shareholders’ Equity	1,023.3			1,020.1
Total Liabilities and Shareholders’ Equity	$13,609.2			$13,105.0

1   Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.

2   Comprised of other consumer revolving credit, installment, and consumer lease financing.

3   Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $9,473,000 and $2,080,000 for the year ended December 31, 2012 and 2011, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis	Table 8a

	Three Months Ended December 31, 2012
	Compared to September 30, 2012
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$-	$0.1
Investment Securities
Available-for-Sale	0.2	(0.9)	(0.7)
Held-to-Maturity	(1.3)	(1.6)	(2.9)
Loans and Leases
Commercial and Industrial	0.1	-	0.1
Commercial Mortgage	0.7	(0.3)	0.4
Construction	0.1	(0.2)	(0.1)
Residential Mortgage	(0.3)	(0.3)	(0.6)
Home Equity	-	(0.2)	(0.2)
Automobile	0.2	(0.1)	0.1
Other [2]	0.1	-	0.1
Total Loans and Leases	0.9	(1.1)	(0.2)
Total Change in Interest Income	(0.1)	(3.6)	(3.7)

Change in Interest Expense:
Interest-Bearing Deposits
Time	(0.1)	(0.1)	(0.2)
Total Interest-Bearing Deposits	(0.1)	(0.1)	(0.2)
Securities Sold Under Agreements to Repurchase	(0.6)	0.6	-
Long-Term Debt	0.1	(0.1)	-
Total Change in Interest Expense	(0.6)	0.4	(0.2)

Change in Net Interest Income	$0.5	$(4.0)	$(3.5)

1     The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.

2     Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis	Table 8b

	Three Months Ended December 31, 2012
	Compared to December 31, 2011
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$-	$0.1
Investment Securities
Available-for-Sale	(2.6)	0.3	(2.3)
Held-to-Maturity	1.1	(4.4)	(3.3)
Loans and Leases
Commercial and Industrial	0.1	(0.3)	(0.2)
Commercial Mortgage	1.5	(1.2)	0.3
Construction	0.2	(0.1)	0.1
Commercial Lease Financing	(0.2)	(0.2)	(0.4)
Residential Mortgage	2.5	(2.3)	0.2
Home Equity	(0.1)	(0.8)	(0.9)
Automobile	0.2	(0.3)	(0.1)
Other [2]	0.6	0.2	0.8
Total Loans and Leases	4.8	(5.0)	(0.2)
Total Change in Interest Income	3.4	(9.1)	(5.7)

Change in Interest Expense:
Interest-Bearing Deposits
Savings	-	(0.4)	(0.4)
Time	0.9	(1.5)	(0.6)
Total Interest-Bearing Deposits	0.9	(1.9)	(1.0)
Securities Sold Under Agreements to Repurchase	(6.0)	5.8	(0.2)
Long-Term Debt	0.1	(0.1)	-
Total Change in Interest Expense	(5.0)	3.8	(1.2)

Change in Net Interest Income	$8.4	$(12.9)	$(4.5)

1     The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.

2     Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis	Table 8c

	Year Ended December 31, 2012
	Compared to December 31, 2011
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.2)	$(0.1)	$(0.3)
Investment Securities
Available-for-Sale	(24.8)	(5.6)	(30.4)
Held-to-Maturity	37.1	(14.3)	22.8
Loans Held for Sale	0.1	-	0.1
Loans and Leases
Commercial and Industrial	0.4	(0.9)	(0.5)
Commercial Mortgage	4.6	(4.5)	0.1
Construction	1.1	-	1.1
Commercial Lease Financing	(1.0)	(0.9)	(1.9)
Residential Mortgage	11.1	(11.3)	(0.2)
Home Equity	(0.5)	(3.5)	(4.0)
Automobile	0.1	(1.6)	(1.5)
Other [2]	1.9	0.9	2.8
Total Loans and Leases	17.7	(21.8)	(4.1)
Total Change in Interest Income	29.9	(41.8)	(11.9)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	(0.3)	(0.2)
Savings	(0.1)	(2.7)	(2.8)
Time	3.4	(6.3)	(2.9)
Total Interest-Bearing Deposits	3.4	(9.3)	(5.9)
Securities Sold Under Agreements to Repurchase	(9.4)	9.1	(0.3)
Long-Term Debt	-	(0.1)	(0.1)
Total Change in Interest Expense	(6.0)	(0.3)	(6.3)

Change in Net Interest Income	$35.9	$(41.5)	$(5.6)

1  The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits	Table 9

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2012	2012	2011	2012	2011
Salaries	$29,378	$29,312	$28,330	$115,208	$115,512
Incentive Compensation	4,248	4,492	3,881	16,926	16,367
Share-Based Compensation and Cash Grants for the Purchase of Company Stock	1,701	1,817	1,819	6,961	5,720
Commission Expense	1,953	1,750	1,701	6,993	6,489
Retirement and Other Benefits	3,821	4,322	4,429	16,014	16,829
Payroll Taxes	2,071	2,267	2,030	10,593	10,645
Medical, Dental, and Life Insurance	2,388	2,255	2,322	9,319	9,039
Separation Expense	556	1,016	415	2,394	2,215
Total Salaries and Benefits	$46,116	$47,231	$44,927	$184,408	$182,816

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances	Table 10

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2012	2012	2012	2012	2011
Commercial
Commercial and Industrial	$829,512	$808,621	$781,688	$788,718	$817,170
Commercial Mortgage	1,097,425	1,039,556	961,984	948,196	938,250
Construction	113,987	101,818	97,668	110,184	98,669
Lease Financing	274,969	277,328	281,020	285,860	311,928
Total Commercial	2,315,893	2,227,323	2,122,360	2,132,958	2,166,017
Consumer
Residential Mortgage	2,349,916	2,392,871	2,401,331	2,319,485	2,215,892
Home Equity	770,376	770,284	766,839	773,643	780,691
Automobile	209,832	200,788	194,339	193,851	192,506
Other [1]	208,504	191,038	186,614	178,995	183,198
Total Consumer	3,538,628	3,554,981	3,549,123	3,465,974	3,372,287
Total Loans and Leases	$5,854,521	$5,782,304	$5,671,483	$5,598,932	$5,538,304

Higher Risk Loans and Leases Outstanding

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2012	2012	2012	2012	2011
Residential Land Loans [2]	$14,984	$16,513	$16,703	$17,602	$18,163
Home Equity Loans [3]	19,914	19,774	22,029	21,359	21,413
Air Transportation [4]	27,782	27,765	27,633	27,548	36,144
Total Higher Risk Loans	$62,680	$64,052	$66,365	$66,509	$75,720

1       Comprised of other revolving credit, installment, and lease financing.

2       We consider all of our residential land loans, which are consumer loans secured by unimproved lots, to be of higher risk due to the volatility in the value of the underlying collateral.

3       Higher risk home equity loans are defined as those loans originated in 2005 or later, with current monitoring credit scores below 600, and with original loan-to-value ratios greater than 70%.

4       We consider all of our air transportation leases to be of higher risk due to the weak financial profile of the industry.

Deposits

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2012	2012	2012	2012	2011
Consumer	$5,537,624	$5,369,724	$5,360,325	$5,377,804	$5,241,827
Commercial	4,576,410	4,394,745	4,403,095	4,307,931	4,320,712
Public and Other	1,415,448	1,456,078	1,784,573	935,435	1,030,084
Total Deposits	$11,529,482	$11,220,547	$11,547,993	$10,621,170	$10,592,623

Bank of Hawaii Corporation and Subsidiaries

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More	Table 11

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2012	2012	2012	2012	2011
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$5,534	$5,635	$5,778	$5,852	$6,243
Commercial Mortgage	3,030	2,671	2,737	2,113	2,140
Construction	833	953	1,182	1,482	2,080
Lease Financing	-	-	-	4	5
Total Commercial	9,397	9,259	9,697	9,451	10,468
Consumer
Residential Mortgage	21,725	25,456	26,803	26,356	25,256
Home Equity	2,074	2,502	2,425	2,069	2,024
Total Consumer	23,799	27,958	29,228	28,425	27,280
Total Non-Accrual Loans and Leases	33,196	37,217	38,925	37,876	37,748
Foreclosed Real Estate	3,887	3,067	2,569	3,530	3,042
Total Non-Performing Assets	$37,083	$40,284	$41,494	$41,406	$40,790

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$27	$-	$1	$2	$1
Total Commercial	27	-	1	2	1
Consumer
Residential Mortgage	6,908	3,988	4,229	6,590	6,422
Home Equity	2,701	2,755	2,445	2,829	2,194
Automobile	186	154	98	124	170
Other [1]	587	578	395	543	435
Total Consumer	10,382	7,475	7,167	10,086	9,221
Total Accruing Loans and Leases Past Due 90 Days or More	$10,409	$7,475	$7,168	$10,088	$9,222
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$31,844	$31,426	$31,124	$29,539	$33,703
Total Loans and Leases	$5,854,521	$5,782,304	$5,671,483	$5,598,932	$5,538,304

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.57%	0.64%	0.69%	0.68%	0.68%

Ratio of Non-Performing Assets to Total Loans and Leases, and Foreclosed Real Estate	0.63%	0.70%	0.73%	0.74%	0.74%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases, and Commercial Foreclosed Real Estate	0.45%	0.46%	0.51%	0.53%	0.56%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Consumer Foreclosed Real Estate	0.75%	0.84%	0.87%	0.87%	0.85%

Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases, and Foreclosed Real Estate	0.81%	0.83%	0.86%	0.92%	0.90%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$40,284	$41,494	$41,406	$40,790	$37,770
Additions	3,837	2,878	7,574	5,334	8,653
Reductions
Payments	(3,994)	(2,408)	(2,942)	(2,524)	(1,173)
Return to Accrual Status	(728)	(1,083)	(2,085)	(535)	(2,421)
Sales of Foreclosed Real Estate	(1,354)	(424)	(2,247)	(1,049)	(1,320)
Charge-offs/Write-downs	(962)	(173)	(212)	(610)	(719)
Total Reductions	(7,038)	(4,088)	(7,486)	(4,718)	(5,633)
Balance at End of Quarter	$37,083	$40,284	$41,494	$41,406	$40,790

1  Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries

Reserve for Credit Losses	Table 12

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2012	2012	2011	2012	2011
Balance at Beginning of Period	$136,390	$137,862	$148,829	$144,025	$152,777
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(589)	(519)	(733)	(3,617)	(8,112)
Construction	-	-	-	(330)	-
Consumer
Residential Mortgage	(831)	(628)	(2,888)	(4,408)	(8,174)
Home Equity	(1,558)	(1,061)	(3,714)	(6,717)	(10,853)
Automobile	(646)	(472)	(688)	(2,082)	(3,229)
Other [1]	(1,806)	(2,354)	(1,585)	(7,005)	(6,392)
Total Loans and Leases Charged-Off	(5,430)	(5,034)	(9,608)	(24,159)	(36,760)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	904	578	469	3,939	2,434
Commercial Mortgage	19	14	8	67	538
Construction	5	3	-	8	-
Lease Financing	11	83	29	177	3,528
Consumer
Residential Mortgage	1,039	739	531	2,820	2,152
Home Equity	342	258	469	1,335	1,695
Automobile	478	433	528	1,931	2,479
Other [1]	518	1,454	551	3,154	2,492
Total Recoveries on Loans and Leases Previously
Charged-Off	3,316	3,562	2,585	13,431	15,318
Net Loans and Leases Charged-Off	(2,114)	(1,472)	(7,023)	(10,728)	(21,442)
Provision for Credit Losses	-	-	2,219	979	12,690
Balance at End of Period [2]	$134,276	$136,390	$144,025	$134,276	$144,025

Components
Allowance for Loan and Lease Losses	$128,857	$130,971	$138,606	$128,857	$138,606
Reserve for Unfunded Commitments	5,419	5,419	5,419	5,419	5,419
Total Reserve for Credit Losses	$134,276	$136,390	$144,025	$134,276	$144,025

Average Loans and Leases Outstanding	$5,798,057	$5,716,421	$5,420,352	$5,680,279	$5,349,938

Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding (annualized)	0.15%	0.10%	0.51%	0.19%	0.40%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	2.20%	2.27%	2.50%	2.20%	2.50%

1  Comprised of other revolving credit, installment, and lease financing.

2     Included in this analysis is activity related to the Company’s reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries

Business Segments Selected Financial Information	Table 13a

	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended December 31, 2012
Net Interest Income	$38,487	$30,842	$2,955	$18,026	$90,310
Provision for Credit Losses	2,403	(219)	(70)	(2,114)	-
Net Interest Income After Provision for Credit Losses	36,084	31,061	3,025	20,140	90,310
Noninterest Income	25,664	8,764	15,347	3,207	52,982
Noninterest Expense	(44,403)	(22,863)	(13,438)	(2,752)	(83,456)
Income Before Provision for Income Taxes	17,345	16,962	4,934	20,595	59,836
Provision for Income Taxes	(6,418)	(5,838)	(1,825)	(5,468)	(19,549)
Net Income	10,927	11,124	3,109	15,127	40,287
Total Assets as of December 31, 2012	$3,365,123	$2,497,642	$190,383	$7,675,224	$13,728,372

Three Months Ended December 31, 2011 [1]
Net Interest Income	$42,333	$33,727	$3,784	$16,402	$96,246
Provision for Credit Losses	7,236	(212)	(1)	(4,804)	2,219
Net Interest Income After Provision for Credit Losses	35,097	33,939	3,785	21,206	94,027
Noninterest Income	17,513	8,907	13,636	3,351	43,407
Noninterest Expense	(45,447)	(22,572)	(14,124)	(2,239)	(84,382)
Income Before Provision for Income Taxes	7,163	20,274	3,297	22,318	53,052
Provision for Income Taxes	(2,651)	(7,070)	(1,219)	(2,883)	(13,823)
Net Income	4,512	13,204	2,078	19,435	39,229
Total Assets as of December 31, 2011 [1]	$3,147,765	$2,337,214	$218,088	$8,143,324	$13,846,391

1  Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information	Table 13b

	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Year Ended December 31, 2012
Net Interest Income	$156,911	$123,911	$12,448	$84,001	$377,271
Provision for Credit Losses	11,443	(909)	196	(9,751)	979
Net Interest Income After Provision for Credit Losses	145,468	124,820	12,252	93,752	376,292
Noninterest Income	93,482	37,580	57,454	11,770	200,286
Noninterest Expense	(179,580)	(90,110)	(55,543)	(9,055)	(334,288)
Income Before Provision for Income Taxes	59,370	72,290	14,163	96,467	242,290
Provision for Income Taxes	(21,967)	(20,941)	(5,240)	(28,066)	(76,214)
Net Income	37,403	51,349	8,923	68,401	166,076
Total Assets as of December 31, 2012	$3,365,123	$2,497,642	$190,383	$7,675,224	$13,728,372

Year Ended December 31, 2011 [1]
Net Interest Income	$173,979	$137,354	$15,137	$63,738	$390,208
Provision for Credit Losses	22,341	(938)	64	(8,777)	12,690
Net Interest Income After Provision for Credit Losses	151,638	138,292	15,073	72,515	377,518
Noninterest Income	84,008	37,132	59,891	16,624	197,655
Noninterest Expense	(186,567)	(93,935)	(59,180)	(8,511)	(348,193)
Income Before Provision for Income Taxes	49,079	81,489	15,784	80,628	226,980
Provision for Income Taxes	(18,160)	(28,286)	(5,841)	(14,650)	(66,937)
Net Income	30,919	53,203	9,943	65,978	160,043
Total Assets as of December 31, 2011 [1]	$3,147,765	$2,337,214	$218,088	$8,143,324	$13,846,391

1  Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data	Table 14

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts)	2012	2012	2012	2012	2011
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$64,627	$64,668	$63,910	$64,691	$64,760
Income on Investment Securities
Available-for-Sale	15,349	15,922	16,988	17,713	19,107
Held-to-Maturity	20,253	23,232	25,054	26,413	23,608
Deposits	3	3	1	2	2
Funds Sold	180	105	119	129	120
Other	283	283	281	280	280
Total Interest Income	100,695	104,213	106,353	109,228	107,877
Interest Expense
Deposits	2,753	2,931	3,219	3,473	3,736
Securities Sold Under Agreements to Repurchase	7,158	7,185	7,250	7,304	7,392
Funds Purchased	4	7	5	5	5
Long-Term Debt	470	458	498	498	498
Total Interest Expense	10,385	10,581	10,972	11,280	11,631
Net Interest Income	90,310	93,632	95,381	97,948	96,246
Provision for Credit Losses	-	-	628	351	2,219
Net Interest Income After Provision for Credit Losses	90,310	93,632	94,753	97,597	94,027
Noninterest Income
Trust and Asset Management	12,066	11,050	11,195	10,918	11,025
Mortgage Banking	11,268	11,745	7,581	5,050	3,401
Service Charges on Deposit Accounts	9,459	9,346	9,225	9,591	9,606
Fees, Exchange, and Other Service Charges	12,333	11,907	12,326	12,399	12,401
Investment Securities Gains (Losses), Net	-	13	-	(90)	282
Insurance	2,550	2,326	2,399	2,278	2,312
Other	5,306	5,987	4,122	7,936	4,380
Total Noninterest Income	52,982	52,374	46,848	48,082	43,407
Noninterest Expense
Salaries and Benefits	46,116	47,231	44,037	47,024	44,927
Net Occupancy	11,867	10,524	10,058	10,516	11,253
Net Equipment	4,705	4,523	4,669	5,826	4,748
Professional Fees	2,611	2,494	2,386	2,132	1,926
FDIC Insurance	1,892	1,822	2,088	2,071	2,027
Other	16,265	18,284	17,509	17,638	19,501
Total Noninterest Expense	83,456	84,878	80,747	85,207	84,382
Income Before Provision for Income Taxes	59,836	61,128	60,854	60,472	53,052
Provision for Income Taxes	19,549	19,896	20,107	16,662	13,823
Net Income	$40,287	$41,232	$40,747	$43,810	$39,229

Basic Earnings Per Share	$0.90	$0.92	$0.90	$0.96	$0.85
Diluted Earnings Per Share	$0.90	$0.92	$0.90	$0.95	$0.85

Balance Sheet Totals
Loans and Leases	$5,854,521	$5,782,304	$5,671,483	$5,598,932	$5,538,304
Total Assets	13,728,372	13,382,425	13,915,626	13,759,409	13,846,391
Total Deposits	11,529,482	11,220,547	11,547,993	10,621,170	10,592,623
Total Shareholders’ Equity	1,021,665	1,024,562	1,003,825	995,897	1,002,667

Performance Ratios
Return on Average Assets	1.19%	1.22%	1.19%	1.29%	1.17%
Return on Average Shareholders’ Equity	15.47	16.02	16.19	17.26	15.23
Efficiency Ratio [1]	58.24	58.13	56.77	58.35	60.42
Net Interest Margin [2]	2.87	2.98	2.98	3.06	3.04

1  Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).

2  Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends	Table 15

Eleven Months Ended	Year Ended
($ in millions; jobs in thousands)	November 30, 2012	December 31, 2011	December 31, 2010
Hawaii Economic Trends
State General Fund Revenues [1]	$4,814.8	13.0%	$4,662.5	8.1%	$4,314.1	7.4	%
General Excise and Use Tax Revenue [1]	$2,620.0	9.9	$2,588.5	8.8	$2,379.9	3.6
Jobs [2]	609.6	618.7	614.1

December 31,	September 30,	December 31,
(spot rates)	2012	2012	2011	2010	2009
Unemployment [3]
Statewide, seasonally adjusted	5.2%	5.7%	6.2%	6.3%	6.9%

Oahu	4.3	5.0	5.4	4.8	5.4
Island of Hawaii	6.9	7.9	8.9	8.6	9.5
Maui	5.2	6.0	7.1	7.4	8.8
Kauai	6.0	6.8	7.8	7.8	8.7

December 31,	September 30,	December 31,
(percentage change, except months of inventory)	2012	2012	2011	2010	2009
Housing Trends (Single Family Oahu) [4]
Median Home Price	7.8%	8.8%	(3.0)%	3.1%	(7.3)%
Home Sales Volume (units)	6.5%	3.5%	(2.7)%	13.4%	(1.8)%
Months of Inventory	2.5	3.3	4.8	6.0	6.8

Monthly Visitor Arrivals,	Percentage Change
(in thousands)	Seasonally Adjusted	from Previous Month
Tourism [5]

October 31, 2012	648.9	1.3%
September 30, 2012	640.9	(2.6)
August 31, 2012	657.8	3.6
July 31, 2012	634.9	(1.9)
June 30, 2012	647.2	(0.8)
May 30, 2012	652.4	2.7
April 30, 2012	635.0	(4.8)
March 31, 2012	666.7	4.9
February 29, 2012	635.5	(2.4)
January 31, 2012	651.1	3.1
December 31, 2011	631.3	2.6
November 30, 2011	615.2	1.7
October 31, 2011	604.8	(1.2)
September 30, 2011	612.0	3.8
August 31, 2011	589.8	0.9
July 31, 2011	584.3	1.3
June 30, 2011	577.0	(0.1)
May 31, 2011	577.8	(0.7)
April 30, 2011	581.9	(0.9)
March 31, 2011	587.4	(3.0)
February 28, 2011	605.5	(0.3)
January 31, 2011	607.5	2.5
December 31, 2010	592.6	-
November 30, 2010	592.9	(1.5)

1  Source:  Hawaii Department of Business, Economic Development & Tourism.

2  Source:  U. S. Bureau of Labor

3  Source:  Hawaii Department of Labor and Industrial Relations

4  Source:  Honolulu Board of REALTORS.

5  Source:  University of Hawaii Economic Research Organization.

Note:  Certain prior period seasonally adjusted information has been revised.